                                                                    Exhibit 99.1

[GLOBECOMM LOGO OMITTED]

           GLOBECOMM SYSTEMS ANNOUNCES RECORD REVENUES FOR FISCAL 2006
                 THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS

  o Diluted Earnings Per Share of $0.08 in the Third Quarter of Fiscal 2006 as
     Compared to Diluted Earnings Per Share of $0.04 in the Third Quarter of
                                   Fiscal 2005

     o Network Services Revenues Increase 54% from the Prior Year's Quarter

                 o Eighth Consecutive Quarter of Profitability

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--May 3, 2006--Globecomm Systems Inc. (NASDAQ:
GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the fiscal 2006 third quarter and nine months ended March 31, 2006.

FISCAL 2006 THIRD QUARTER RESULTS

Revenues for the Company's fiscal 2006 third quarter increased 10.1% to a record
$31.0 million, compared to $28.2 million in the same period last year. Revenues from data communications services increased 54.1% to $7.3 million, driven primarily by growth in voice over Internet Protocol minutes, coupled with the addition of multiple new customers in the current period. Revenues from ground segment systems, networks and enterprise solutions remained relatively flat, increasing by 1.2% to $23.7 million.

Net income for the Company's fiscal 2006 third quarter was $1.2 million, or
$0.08 per diluted share, compared to net income of $0.6 million, or $0.04 per diluted share, in the third quarter of fiscal 2005. The increase in net income was driven by the increase in revenues from data communication services, which was partially offset by an increase in sales and marketing expenses, primarily resulting from a marketing campaign the Company has recently adopted.

FISCAL 2006 NINE MONTH RESULTS

Revenues for the Company's fiscal 2006 nine months ended March 31, 2006 increased 9.2% to a record $90.5 million, compared to $82.9 million in the same period last year. The increase was primarily driven by a 61.0% increase in revenues from data communications services due to a significant increase in voice over Internet Protocol minutes, coupled with the addition of multiple new customers in the current year. Revenues from ground segment systems, networks and enterprise solutions decreased slightly to $69.4 million, as compared to
$69.7 million in the same period last year.

Net income for the Company's first nine months of fiscal 2006 was $3.0 million, or $0.19 per diluted share, compared to net income of $3.7 million, or $0.25 per diluted share, in the same period last year on the basis of generally accepted accounting principles. However, the Company's net income for the first nine months of fiscal 2005 included a non-recurring gain of $2.4 million ($0.16 per diluted share) relating to a recovery from a client, which was reflected as a
$1.5 million reduction in general and administrative expenses and a $0.9 million reduction in costs from ground segment systems, networks and enterprise solutions. Excluding this non-recurring gain, net income for the first nine months of fiscal 2005 was $1.3 million, or $0.09 per diluted share.

MANAGEMENT'S REVIEW OF RESULTS

"For the first time in the Company's history Globecomm surpassed the $30 million revenue mark in a single quarter and completed our eighth consecutive quarter of profitability. We feel comfortable that we will finish this fiscal year on a strong note breaking revenue records, continuing profitability and achieving our top and bottom line financial guidance once again. There are a few major programs, which we plan on completing near the end of the fourth quarter. Since revenue recognition for these programs is not within our control, we felt prudent maintaining our current financial guidance at this time. If completed, these projects could provide some upside," said David Hershberg, Chairman and
CEO. "In the third quarter the Company hired new engineers in Broadcast
Engineering, Internet Protocol Networking, Product Engineering and Software
Engineering to build expertise in markets we are actively pursuing as part of our growth strategy. We added to our sales staff in Washington D.C., as government market trends continue to favor the Company and made investments in outfitting our state-of-the-art broadcast laboratory to capitalize on trends in the IPTV space. We also focused our strategy on four major product/service areas; Pre-Engineered Systems, Systems Design and Integration, Managed Network
Services and Life Cycle Support Services. This new focus is being communicated to customers, employees and shareholders this quarter as part of our marketing strategy in the four markets we serve; Government, Broadcast, Service Provider and Enterprise. The Company finished the quarter with a solid pipeline of contract prospects, and we hope to be announcing new contracts based on this pipeline throughout the remainder of the year."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FISCAL YEAR ENDING JUNE 30, 2006

Globecomm continues to expect consolidated revenues for fiscal year 2006 to be in excess of $125 million, or a 14% increase over fiscal 2005, and diluted earnings per share to be in excess of $0.25 per share, representing a 79%
increase over fiscal 2005 diluted earnings per share, excluding net non-recurring gains in 2005.

These expectations reflect the Company's results for the nine months ended March
31, 2006 and management's current view of the next three months. Actual results for fiscal year 2006 will remain susceptible to factors in certain areas of the world. These may include, but are not limited to, major disruptions in the marketplaces due to political unrest, local violence, global economic recession and changes in United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects, unfavorable product mix and timing of or failure to book and recognize revenue on certain projects included in the projections. The Company further anticipates quarterly income statement fluctuations resulting from the nature of the business and the size of certain contracts in backlog.

About Globecomm Systems

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication solutions by leveraging its core satellite ground segment systems and network capabilities, with satellite communication services capabilities.
The solutions Globecomm offers include general contracted complex communications networks, militarized commercial off the shelf products and services and voice over Internet Protocol (VoIP), video broadcast, business recovery, satellite-based terrestrial restoral, content delivery and other networks on a global basis. Globecomm's customers include communications service providers, commercial enterprises, Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington D.C., Hong Kong, the United Kingdom and the United Arab Emirates.

This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems
Inc. These statements reflect the current beliefs and expectations of the
Company. Some matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the Company's reports filed with the Securities and Exchange
Commission, including, but not limited to, the Company's Annual Report on Form
10-K for the year ended June 30, 2005, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which the Company urges investors to consider.
These risks and other factors include, but are not limited to general political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan, reliance on a small number of contracts for a large portion of the Company's revenue, increasing reliance on the government marketplace and the Company's ability to penetrate emerging markets. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                 MARCH 31,          MARCH 31,         MARCH 31,        MARCH 31,
                                                    2006              2005              2006             2005
                                              ---------------------------------    -------------------------------

Revenues from ground segment systems,
   networks and enterprise solutions              $23,735           $23,443           $69,358           $69,722
Revenues from data communications services          7,306             4,741            21,171            13,149
                                              ---------------------------------    -------------------------------
Total revenues                                     31,041            28,184            90,529            82,871
                                              ---------------------------------    -------------------------------
Costs and operating expenses:
      Costs from ground segment systems,
        networks and enterprise solutions          19,616            19,520            57,842            58,595
      Costs from data communications                5,873             4,186            17,584            11,094
      services
      Selling and marketing                         1,871             1,476             5,000             4,028
      Research and development                        268               231               538               703
      General and administrative                    2,379             2,463             7,187             5,165
                                              ---------------------------------    -------------------------------
Total costs and operating expenses                 30,007            27,876            88,151            79,585
                                              ---------------------------------    -------------------------------
Income from operations                              1,034               308             2,378             3,286

Interest income                                       247               121               703               286
Gain on sale of investment                             --                --                --                40
Gain on sale of available-for-sale securities          --               132                --               132
                                              ---------------------------------    -------------------------------
Income before income taxes                          1,281               561             3,081             3,744

Provision for income taxes                             42                --                92                --
                                              ---------------------------------    -------------------------------
Net income                                        $ 1,239           $   561           $ 2,989           $ 3,744
                                              =================================    ===============================

Basic net income per common share                 $  0.08           $  0.04           $  0.20           $  0.26
                                              =================================    ===============================

Diluted net income per common share               $  0.08           $  0.04           $  0.19           $  0.25
                                              =================================    ===============================
Weighted-average shares used in the
   calculation of basic net income
   per common share                                15,098            14,517            14,940            14,363
                                              =================================    ===============================
Weighted-average shares used in the
   calculation of diluted net income
   per common share                                15,682            15,143            15,547            14,938
                                              =================================    ===============================

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                    MARCH 31,         JUNE 30,
                                                       2006             2005
                                                 -------------------------------
                                                   (UNAUDITED)
ASSETS
Current assets:
      Cash and cash equivalents                  $     25,680        $   25,609
      Accounts receivable, net                         21,779            22,700
      Inventories                                      16,872            12,886
      Prepaid expenses and other current assets           984               858
      Deferred income taxes                                38                38
                                                 -------------------------------
Total current assets                                   65,353            62,091
Fixed assets, net                                      15,091            16,050
Goodwill                                                7,204             7,204
Other assets                                              960             1,033
                                                 -------------------------------
Total assets                                     $     88,608        $   86,378
                                                 ===============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                              $     22,514        $   25,571
Deferred liabilities, less current portion                432               670
Total stockholders' equity                             65,662            60,137
                                                 -------------------------------
Total liabilities and stockholders' equity       $     88,608        $   86,378
                                                 ===============================